FOR IMMEDIATE RELEASE

Agassi Sports Entertainment Engages IBM to Help Elevate Racquet Sports Experience

Las Vegas, Nevada / July 9, 2025 – Agassi Sports Entertainment Corp. (OTC PINK:AASP), an emerging leader in sports entertainment and innovation, is pleased to announce an exciting collaboration with IBM (NYSE:IBM) which includes the planned use of AI aimed at transforming the digital landscape for various racquet sports worldwide.

As two iconic brands with strong connections to racquet sports, and a shared commitment to excellence, Agassi Sports Entertainment has engaged IBM to help create what Agassi Sports Entertainment believes will be an unrivaled digital experience that caters to players and fans alike. This relationship represents a unique fusion of passion, technology, and innovation that Agassi Sports Entertainment expects will not only enhance the way people engage with racquet sports but will also elevate the sport’s overall accessibility and enjoyment.

Our joint efforts are planned to focus on harnessing cutting-edge technology to deliver personalized experiences, insightful data, and interactive features which we believe will resonate with players of all skill levels and redefine the racquet sports experience.

Key Highlights of the Collaboration

-  Utilization of AI: We plan to harness AI technology to analyze player performance and provide actionable recommendations. We believe that this technology, to be branded as Agassi Intelligence, has the potential to revolutionize how players of all levels play and compete.

-  Innovative Digital Solutions: We further expect to create other groundbreaking tools designed to enhance training, performance tracking, and fan engagement.

-  Community Building: We aim to foster a vibrant community of racquet sports lovers, encouraging interaction and connection.

-  Accessibility: Our initiatives will prioritize inclusivity, with the goal of reaching an accessible market of enthusiasts around the world that enjoy the thrill of racquet sports.

Commenting for Agassi Sports Entertainment, CEO Ronald Boreta stated, “We are incredibly excited to work with IBM to develop new technology for the racquet sports industry. Our mission has been to work with best in class operators and as a global leader in the technology sector, we believe IBM enables us to reach new heights toward innovating in this field. It is our belief that there are significant opportunities to grow accessibility to racquet sports worldwide through multiple avenues in these fast moving markets and we look forward to working closely with IBM and other best of class companies on these goals.”

Adding to Mr. Boreta’s comments, Mr. Andre Agassi, who has been a World Number 1, 8-time Grand Slam winner, and an Olympic Gold Medalist during his Hall of Fame tennis career,  stated, “Our ultimate goal with Agassi Sports Entertainment is to grow the racquet sports industry while promoting health and wellness. We are excited to work with a global powerhouse like IBM and believe this is a big step towards achieving that goal. We see huge opportunity in growing these sports worldwide and are excited to work with partners who share our values and vision.”

“We’re proud to collaborate with Agassi Sports Entertainment and excited to see AI technology used in such an innovative way to enhance the racquet sports experience. This collaboration reflects our commitment to improving the player experience, elevating sports to a new level globally, and helping players become better versions of themselves through the use of AI tools,” said Jonathan Wright, Managing Partner, Northern, Central and Eastern Europe, Consulting at IBM.

About Agassi Sports Entertainment Corp.

Agassi Sports Entertainment Corp. (OTC PINK:AASP) is a vibrant sports entertainment, content, media, and technology company focused on bringing together sports communities under one brand. We believe we are uniquely positioned to become a leader in the racquet sports space, including pickleball and padel. Our strategy centers on working to consolidate, promote, and grow the highly opportunistic industry through various organic and transactional efforts worldwide.

About IBM

IBM is a leading provider of global hybrid cloud and AI, and consulting expertise. We help clients in more than 175 countries capitalize on insights from their data, streamline business processes, reduce costs and gain the competitive edge in their industries. Thousands of governments and corporate entities in critical infrastructure areas such as financial services, telecommunications and healthcare rely on IBM's hybrid cloud platform and Red Hat OpenShift to affect their digital transformations quickly, efficiently and securely. IBM's breakthrough innovations in AI, quantum computing, industry-specific cloud solutions and consulting deliver open and flexible options to our clients. All of this is backed by IBM's long-standing commitment to trust, transparency, responsibility, inclusivity and service. For more information, see www.ibm.com.

Forward-Looking Statements

This press release includes "forward-looking statements", including information about management's view of the Company's future expectations, plans and prospects. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the ability of Agassi Sports Entertainment Corp. (the “Company”) to raise funding to support its operational plans, the terms of such financing and potential dilution caused thereby; the ability of the Company to complete the steps necessary to undertake its current operational plan, the costs associated therewith, timing relating thereto, and the ability of the Company to generate revenues associated therewith; the concentration of ownership of the Company's securities; the outcome of the engagement of IBM, as discussed above; the market for the Company's planned services, including the market for pickleball and padel; competition in the Company's industry; the Company's ability to fully comply with numerous federal, state and local laws and regulatory requirements; current negative operating cash flows and a need for additional funding to finance our operating plans; the terms of any further financing, which may be highly dilutive and may include onerous terms, increases in interest rates which may make borrowing more expensive and increased inflation which may negatively affect costs, expenses and returns; geopolitical events and regulatory changes; and the effect of changing interest rates and inflation, economic downturns and recessions, declines in economic activity or global conflicts. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports and filings are available at www.sec.gov. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, including the forward-looking statements included in this press release, which are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward- looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as otherwise provided by law.

Ron Boreta Director and CEO Agassi Sports Entertainment Corp. 702-400-4005

SOURCE: Agassi Sports Entertainment Corp.